CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (Registration No. 333-104060) of DCAP Group, Inc. of our report dated February 13, 2004 with respect to the consolidated financial statements of DCAP Group, Inc. appearing in this Annual Report on Form 10-KSB of DCAP Group, Inc. for the year ended December 31, 2003.





Holtz Rubenstein & Co., LLP
Melville, New York
March 9, 2004